Exhibit 10.9

DATED JANUARY 21, 2009

TRUST AGREEMENT

Among

CELSIA TECHNOLOGIES, INC.

CELSIA TECHNOLOGIES TAIWAN, INC.

and

CHINATRUST COMMERCIAL BANK, LTD., as Trustee

TRUST AGREEMENT

THIS TRUST AGREEMENT, dated as of January 21, 2009 (this “Agreement”), is entered into by and among

(1)
Celsia Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada, U.S.A. (“Celsia USA”), and its wholly owned subsidiary, Celsia Technologies Taiwan, Inc. a corporation organized and existing under the laws of the Republic of China (“ROC”), with its registered office at No. 2, Heding Road, Jhongli City, Taoyuan County 320, Taiwan, ROC (“Celsia Taiwan“) (Celsia USA and Celsia Taiwan together with their successors and permitted assigns, the “Settlors“); and

(2)
Chinatrust Commercial Bank, Ltd., a banking corporation organized and existing under the laws of the ROC authorized to conduct trust business and with its registered office at No. 3, Sung Shou Road, Taipei 110, Taiwan, ROC as the trustee under this Agreement (in such capacity, together with its successors in such capacity and as further defined below, the “Trustee”).

The Settlors and the Trustee are hereinafter collectively referred to as the "Parties."

WITNESSETH:

WHEREAS, the Settlors desire to engage the Trustee to hold the title and interest in the Trust Assets for the Beneficiaries to secure Celsia USA’s performance of the Contractual Obligations pursuant to this Agreement during the Trust Period; and

WHEREAS, the Settlors and the Trustee desire to enter into this Agreement to provide, among other things, for the Settlors’ appointment of the Trustee and the respective rights and obligations of the Trustee and the Settlors/Beneficiaries.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

ARTICLE 1

DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION

1.1	As used herein, the following terms shall have the following meanings:

“Beneficiary” means each of the Settlors in its capacity as a beneficiary to the respective assets it entrusted under this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in the ROC.

“Cash Distributions” means rights, dividends, distributions, interest or moneys in relation to the Escrow Shares paid or made in cash to and received by the Trustee during the term of this Agreement.

“Celsia Debentures“ means the convertible debentures issued by Celsia USA, which will mature on 31 December 2010.

“Collateral Agent” means Midsummer Ventures, L.P., a limited partnership organized and existing under the laws of Bermuda, acting on behalf of and for the benefits of the Creditors under Celsia Debentures.

“Contractual Obligations” means any and all obligations of Celsia USA to the Creditors arising under Celsia Debentures.

“Creditors“ means the holders of the Celsia Debentures listed in Appendix A.

“Distributions” means rights, dividends, distributions, interest or other moneys or assets accruing on or in respect of the Trust Assets or any part thereof, including Cash Distributions.

“Distributions Notice” has the meaning given in Article 5.1.1.

“Escrow Shares” means 499,999 shares of common stock of Celsia Taiwan, which are entrusted and transferred on the date of this Agreement by Celsia USA to the Trustee together with all related rights, interests, certificates and other documents.  The Escrow Shares include shares, stocks and other securities (if any) derived from the Escrow Shares.

“Event of Default“ means any and all events of default under Celsia Debentures.

“Equipment” means the chattels listed in Appendix B, which are entrusted on and after the date of this Agreement by Celsia Taiwan to the Trustee, but administered and manipulated at Celsia Taiwan's command.

“Fees and Expenses” has the meaning given in Article 6.1.

“Governmental Authority” means the government of any nation, state, city, locality, prefecture, region or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Instruction” has the meaning given in Article 3.3.1.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), lease, charge, deposit arrangement or preference, priority, right or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

“Party” means a party to this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Trust Assets” means the Escrow Shares, the Distributions and the Equipment entrusted by the Settlors and received by the Trustee.

“Trust Period” means the period from the date of receipt of any Trust Assets by the Trustee until the earlier of (i) the date all of the Trust Assets have been paid or transferred to the Creditors and/or distributed to the Beneficiaries in accordance with this Agreement or (ii) three (3) years after the date the Trustee receives any Trust Assets.

“Trustee’s Fee” means the fee payable to the Trustee for its appointment as the trustee and performance of its services under this Agreement as provided in Article 6.2.

1.2
The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article references contained in this Agreement are references to Articles of this Agreement, unless otherwise specified.  The words “includes” and “including” when used in this Agreement shall be deemed, in each instance in which they appear, to be followed by the words “without limitation”.

1.3	A reference to a statute or statutory provision includes, to the extent applicable at any relevant time:

(a)that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision;

(b)any repealed statute or statutory provision which it re-enacts (with or without modification); and

(c)any subordinate legislation or regulation made under the relevant statute or statutory provision.

1.4	The provisions of this Agreement shall bind the Trustee, the Settlors and Beneficiaries under the trusts created by this Agreement.

ARTICLE 2

PURPOSE, TRUST ASSETS AND BENEFICIARY

2.1            Purpose and Trust Assets

2.1.1         The Settlors hereby appoint the Trustee as trustee of the trust to be constituted under this Agreement and each of the Settlors shall, on the date the Parties sign this Agreement, irrevocably and unconditionally entrusts to the Trustee its rights and entitlements to the Escrow Shares and the Equipment respectively under and in accordance with the terms of this Agreement.

2.1.2         The trust constituted by this Agreement is established for the purposes of securing the performance by Celsia USA of its Contractual Obligations to the Creditors under the Celsia Debentures.

2.1.3         (a) Each of the Settlors/Beneficiaries agrees and acknowledges that the Trust Assets are subject to this Agreement and accordingly its rights and interests will be exercised and enjoyed by the Trustee in accordance with this Agreement; and (b) Celsia USA agrees and acknowledges the Distributions will be entrusted to the Trustee as well and become part of the Trust Assets.

2.1.4         The Trustee shall administer the Trust Assets in accordance with this Agreement and applicable laws.

2.1.5         The Settlors/Beneficiaries agree that, in connection with this Agreement, the Trustee shall establish, in the Trustee’s name, one deposit trust account with Chinatrust Commercial Bank, Ltd. and one securities trust account with Chinatrust Securities Company Ltd. respectively, and shall hold all the Trust Assets in cash form in such deposit trust account and/or all the Trust Assets in the form of entry-book stocks in the securities trust account or physical stocks in the safe deposit.

2.1.6         Unless otherwise provided in this Agreement, any property, rights or interests (except for the Cash Distributions) obtained by or under the control of the Trustee as a result of the Trustee’s appointment hereunder or administration or disposal of any Trust Assets or part thereof, or due to the damage or loss or otherwise of the Trust Assets shall be deemed included in and constitute part of the Trust Assets and shall be held in the trust under this Agreement.

2.2            Beneficiary

2.2.1         The Settlors shall be the Beneficiaries with respect to their respective assets entrusted and to the extent so entitled under this Agreement.

2.2.2         The Settlors/Beneficiaries shall not (a) nominate, appoint or designate any other Person to substitute for it or be its beneficiary under this Agreement, except by operation of law; or (b) sell, transfer, assign, encumber with a Lien or otherwise dispose of any of its rights or interests to the Trust Assets or otherwise as a Beneficiary under this Agreement, except by operation of law.

2.2.3          The Settlors do not reserve the rights to change the Beneficiaries of this Agreement.

ARTICLE 3

ADMINISTRATION OF TRUST ASSETS

3.1            Required Registration, Endorsement and Notice

The Settlors shall, from time to time as required and as promptly as practicable, assist the Trustee with the completion of all relevant registrations, endorsements and notices as required or permitted by applicable laws for acquiring the Trust Assets and holding the Trust Assets in accordance with the provisions of this Agreement and applicable laws.

3.2             Separate Administration

3.2.1          The Trust Assets shall be identified and administered by the Trustee separately and distinctly from the Trustee’s own assets and other assets entrusted to the Trustee.

3.2.2          The Parties agree that Equipment shall be maintained, kept and preserved by Celsia Taiwan.

3.3            Instructions and Formality

3.3.1          Any instruction, decision, consent or notice (“Instruction“) given from the Settlors with respect to this Agreement shall bear at least one of the specimen signatures set forth in Appendix C.

3.3.2          Whenever the Trustee deems necessary, the Settlors shall, within three (3) Business Days of the Trustee’s written request, clarify or confirm any Instruction issued to the Trustee.  In the event that the Trustee, in its reasonable discretion, determines that any Instruction or part thereof is illegal, the Trustee shall, to the extent permitted by the laws, immediately notify the Settlors of the same in writing and may suspend any action required by the Instruction until such time as confirmation from a legal counsel can be obtained as to whether or not the Instruction is illegal.  The Trustee shall not be liable for any damage or loss suffered by the Trust Assets resulting from the Trustee’s refusal to act in accordance with any illegal Instruction or from Trustee’s suspension of act in accordance with this Agreement.

3.4            Administration of the Trust Assets

3.4.1          During the term of this Agreement, the Equipment shall be administered and manipulated at Celsia Taiwan's command.  The Trustee shall not have any duties or responsibilities to Celsia Taiwan and the Creditors for any damage, robbery and loss of the Equipment.  Each month, Celsia Taiwan shall provide a list of the Equipment to the Trustee.  Celsia Taiwan agrees that the responsibility of the Trustee to administrate the Equipment is only to keep the list of the Equipment provided by Celsia Taiwan.

3.4.2          During the term of this Agreement, the Trustee shall act in good faith, with due care and in accordance with Article 22 of the Trust Act of the ROC with respect to the administration of the Trust Assets and related matters as provided for in this Agreement.  In the event that maintenance of the Trust Assets or performance of the Trustee’s obligations pursuant to this Agreement become illegal, invalid or unenforceable, the Trustee shall promptly notify the Settlors and the Collateral Agent in writing.  The Trustee may obtain an advice from a legal counsel in order to confirm the legality of the Instructions.  After obtaining a positive confirmation, the Trustee shall promptly implement the Instruction. If the legal advice is reasonably required and the Trustee so requests, the Settlors shall be responsible for the payment of the legal counsel’s reasonable fees and disbursements.  If the Settlors fail to do so within a reasonable time, the legal counsel’s fees and disbursements shall be payable from the Trust Assets as provided in Articles 5.1.2 and 6.1

3.4.3          The Trustee shall not make any Lien on the Trust Assets during the term of this Agreement.

3.4.4          The Trustee shall not, unless required by applicable laws, pursuant to this Agreement or pursuant to any lawful and permitted Instruction, take any action that may adversely affect the value of the Trust Assets.  In the event that the Trustee is required by applicable laws or otherwise to take any action that may adversely affect the value of the Trust Assets, the Trustee shall promptly provide the Settlors and the Collateral Agent with a written notice prior to taking any such action and shall seek the Instruction from the Settlors.

3.4.5          The Trustee shall not be responsible for any loss or damage incurred due to (i) acts taken by the Trustee in accordance with any Instruction or (ii) the omission or delay of any Instruction from the Settlors unless attributable to the gross negligence or willful misconduct of the Trustee.

3.4.6          The Trustee shall provide the Settlors and the Collateral Agent a trust report that sets forth details of the administration and/or the performance of the Trust Assets each half year.  During the term of this Agreement, the Settlors and the Collateral Agent, each at it’s own expense, may, from time to time by giving a ten (10) Business Days prior written notice, review, copy or make extracts from the books and accounts of the Trust Assets during normal business hours of the Trustee.

3.4.7          Within seven (7) Business Days of receiving any notice, documentation or information regarding the Trust Assets, the Trustee shall forward the same or copies of the same to the Settlors and the Collateral Agent.

3.4.8          The Trustee and the Settlors/ Beneficiaries shall not:

(a)	make loans to or borrow from the Trust Assets or incur or permit the incurrence of any Lien or other encumbrance over any of the Trust Assets;

(b)	make loans to third parties, whether or not for the benefit of any Beneficiary, using the Trust Assets;

(c)	take or fail to take any action that may violate this Agreement or applicable laws or be contrary to the interests of the Beneficiaries; or

(d)	sell, transfer, assign or otherwise dispose of any of the Trust Assets unless otherwise permitted under this Agreement and applicable laws.

3.4.9          The Trustee shall, without additional fees or charges to the Settlors, remit the Cash Distributions to the bank account of Celsia USA set forth in Appendix D within five (5) business days of receipt of the same.

3.4.10        The Trustee shall appoint a representative agreed by Celsia USA to attend all shareholders’ meetings of Celsia Taiwan to vote on all matters at such meetings in accordance with the Company Act of the ROC and any applicable laws.  Celsia USA shall provide the Instructions to the Trustee regarding its decision to the agenda of the shareholders meeting.  During said meetings, the representative shall act in accordance with instructions of Celsia USA only; provided that such instructions do not violate any provision of this Agreement or applicable laws.

ARTICLE 4

LIABILITIES AND IMMUNITIES OF THE TRUSTEE

4.1            Liabilities of the Trustee

4.1.1          Unless otherwise provided for in this Agreement, the Trustee and its directors and officers in charge shall be jointly and severally liable to the Beneficiaries for any damage or loss of the Trust Assets or any part thereof resulting from their breach of the provisions of this Agreement or for any breach of Article 35 of the Trust Enterprise Law of the ROC.  Further, if any profits or benefits are acquired by the Trustee as a result of the Trustee’s breach hereof, such profits or benefits shall be deemed part of the Trust Assets.

4.1.2          The Trustee shall be liable for damages or losses suffered by the Beneficiaries or to the Trust Assets as a result of the Trustee’s failure to exercise due care and good faith in properly selecting, and supervising any agents attorneys-in-fact, or experts selected and employed by it unless such agents, attorneys, or experts are jointly selected and instructed by the Trustee and the Settlors.

4.2             Immunities

4.2.1          The Trustee shall not have any duties or responsibilities to the Beneficiaries except those expressly set forth in this Agreement or those duties and fiduciary obligations to the Beneficiaries as provided by applicable laws.

4.2.2          No damage or loss suffered by the Beneficiaries or the Trust Assets resulting from any event of force majeure, change of law or regulation, government act or other event not imputed to the Trustee shall be borne by the Trustee.

4.2.3          Except for the Trustee’s acts of gross negligence or willful misconduct or as otherwise provided in this Agreement, the Trustee shall not be responsible for any act or omission required by any Instruction.

4.2.4          Unless and until all expenses or fees incurred by the Trustee in connection with this Agreement have been reimbursed or reasonable arrangements for payment or reimbursement are made, the Trustee shall refrain from taking any action which may incur any expenses or fees and shall not be liable for the result thereof.

4.3            Reliance by the Trustee

The Trustee shall be entitled to rely upon any Instruction, certificate, notice or other document (including any telegram or telecopy) duly signed by the Settlors which is reasonably believed by the Trustee to be genuine.

ARTICLE 5

DISPOSAL, RETURN AND DISTRIBUTION OF TRUST ASSETS

5.1            Disposal and Return of Trust Assets in Early Termination

5.1.1          Within three (3) Business Days after the termination of this Agreement pursuant to Article 7.2 (c) of this Agreement, the Collateral Agent may issue and deliver to the Trustee an instruction bearing the specimen signature set forth in Appendix E (the “Distribution Notice“), with a copy to each of the Settlors, which shall specify:

(a)	the buyer designated by the Collateral Agent;

(b)
the number and selling price of the existing Equipment required to be sold to (i) fund payments due to the Creditors under the Contractual Obligations and (ii) pay the Fees and Expenses (as defined below in Article 6.1) to the Trustee;

(c)
the number and selling price of the Escrow Shares and the Distributions required to be sold to (i) fund payments due to the Creditors under the Contractual Obligations and (ii) pay the Fees and Expenses to the Trustee; and

(d)
the number and selling price of the Trust Assets other than the Escrow Shares, the Distributions, and the existing Equipments required to be sold to (i) fund payments due to the Creditors under the Contractual Obligations and (ii) pay the Fees and Expenses to the Trustee.

(e)	Payments should be made directly to the Creditors pro-rata (based on their debentures), pursuant to the instructions provided by the Collateral Agent.

On the termination of this Agreement, Celsia Taiwan shall provide a list of the existing Equipment and a description of the Equipment’s conditions to the Trustee.  The Trustee shall sell the Trust Assets in accordance with the Distribution Notice.  Celia Taiwan covenants that it will cooperate with the Trustee for the sale or transfer of the Equipment.

5.1.2        Within five (5) Business Days of the completion of the sale (if any) of the Escrow Shares, the Distribution, the Equipment and other Trust Assets to fund the cash payments referred to in and in accordance with this Article 5.1.1, the Trustee shall use the proceeds from the sale to (a) firstly pay the Fees and Expenses incurred in accordance with this Agreement, (b) secondly, pay the specific amounts specified in the Distribution Notice to the Creditors, and (c) thirdly, distribute the remaining amounts and the Trust Assets to the Beneficiaries. Both Settlors agree that Trustee’s distribution to the Collateral Agent would be deemed to return that part of the Trust Assets to the Settlors.

5.2            Designated Accounts

For the purpose of administrating the Distribution in accordance with this Agreement, each of the Beneficiaries shall otherwise designate its bank and/or securities accounts by giving written notices of the details of such accounts to the Trustee upon signing of this Agreement.

ARTICLE 6

EXPENSES AND REMUNERATION

6.1
The Settlors agree that the Trustee’s Fee and all disbursements, costs and expenses reasonably incurred by the Trustee in accordance with this Agreement, including those set forth in Article 6.2 (collectively, “Fees and Expenses”), shall be borne by the Settlors, and shall be deducted directly from the Trust Assets if the Settlors have not otherwise made the payment.  Before the termination or expiration of this Agreement, if the Trustee deducts any Fees and Expenses from Trust Assets, the Settlors shall immediately make up any such deducted Trust Assets.

6.2
The Trustee’s Fee shall be calculated as follows: NTD 300,000 for the first contractual year from the date hereof, to be paid upon the execution of this Agreement, and 0.5% of the book value of the Trust Assets or NTD 300,000 (whichever is higher) for each contractual year beginning from the expiration of the first contractual year.

6.3
The Settlors shall indemnify any of the Creditors for the full amount of any taxes paid or payable by such Creditor incurring in relation to the receipt of any of the Trust Assets or any cost, loss or liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Such indemnification shall be made within five (5) days from the date the Creditor makes written demand (which demand shall be in reasonable detail and include a certificate from the Creditor as applicable evidencing the amount due therefor).

ARTICLE 7

TERM AND TERMINATION

7.1           Term

Unless earlier terminated in accordance with this Agreement or any applicable laws or regulations of the ROC, this Agreement is a continuing agreement, and shall remain in full force and effect in all respects until the expiry of the Trust Period.

7.2           Early Termination

This Agreement shall be terminated upon the occurrence of any one of the following events:

(a)	pursuant to an order of a Governmental Authority or a final judgment of a court with competent jurisdiction;

(b)
the Trustee’s written notification to the Settlors of their failure to cure their breach of this Agreement (if curable) within five (5) Business Days from their receipt of a written notice of curing the breach from the Trustee; or

(c)
the Trustee’s receipt of an written notice from the Collateral Agent bearing the specimen signature set forth in Appendix E, with a copy given by the Collateral Agent to each of the Settlors, indicating that an Event of Default happened.

7.3           Consequence of Expiry or Termination

Unless otherwise agreed in writing by the Parties or provided in this Agreement (e.g. Article 5.1), in the event of expiry or termination of this Agreement, the Trustee shall,

(a)
firstly, should there be any payable Fees and Expenses that remain unpaid by the Settlors, sell the Trust Assets to the extent of an amount in cash no less than the Fees and Expenses to the Trustee and then deduct and/or pay all amounts of Fees and Expenses; and

(b)	secondly, return and distribute the remaining Trust Assets (if any) to the Beneficiaries respectively.

ARTICLE 8
MISCELLANEOUS

8.1	Confidentiality

The Trustee shall maintain in confidence, and shall cause its directors, officers, employees, representatives, agents, and advisors to maintain in confidence, any written, oral, or other information obtained as the result of or in connection with this Agreement , unless (i) such information is already known to others,(ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for its performance of duties or obligations under this Agreement; provided, that the Trustee will, to the extent practicable and permitted by law, notify the Settlors prior to any such disclosure, (iii) the furnishing or use of information is required by law, regulation, court order, or order of a national stock exchange on which the Escrow Shares or the shares of the Trustee are listed, or (iv) the disclosure of such information is made for the purpose of protecting the Party’s rights or interests.

8.2	Amendments

This Agreement shall not be amended, supplemented or otherwise modified except by prior written consents of all Parties and the Collateral Agent.

8.3	Successors and Assign

This Agreement shall be binding upon and inure to the benefit of each of the Settlors, the Trustee, and their respective successors and permitted assign.  The Trustee may not assign any of its rights or obligations hereunder except pursuant to an order or judgment of a court with competent jurisdiction.  The Settlors may not assign any of their rights or obligations hereunder except with the written consent of the Trustee and the Collateral Agent.

8.4	Clarification

The Trustee may provide the Settlors/Beneficiaries legal and tax advices as possible as the Trustee deems necessary.  However, the Governmental Authority may have different opinions from the advices provided by the Trustee, including but not limited to the tax base, tax rate, etc.  The Settlors shall ask their legal and tax consultants for the relevant legal, tax and related risks.  The Trustee makes no representation or guarantee to any legal or tax advices given under this Agreement.  The Settlors confirm that they have entered into this Agreement at their own discretions.

8.5	No Waiver

No failure on the part of any Party or any its agents, nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by any Party or any of its agents, nominees or representatives of any right, power or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

8.6	Notices

Any Distribution Notice, Instruction or other notice under this Agreement shall be made in writing and delivered with a hard copy by a registered mail.  Any Distribution Notice or Instruction or other notice sent by the above-mentioned way shall be deemed given or made on the date of the actual receipt.  Any Distribution Notice, Instruction or other notice must be addressed as set forth below (or pursuant to such other address as may be designated in writing by the Party to receive such notice in accordance with this Article 8.6).

To the Settlors:

Celsia Technologies, Inc.
Address: 1395 Brickell Avenue, Suite 800, Miami, Florida 33131
Facsimile: 1-305-359-9698
Telephone: 1-305-529-6290
Attention: Jorge Fernandez

Celsia Technologies Taiwan, Inc.
Address: No. 2, Heding Road, Jhongli City, Taoyuan County 320, Taiwan, ROC
Facsimile:  +866-3-462-3452
Telephone: +866-3-462-4957
Attention:  Chien-Hung Sun

To the Trustee:

Chinatrust Commercial Bank, Ltd.
4F, NO.3, SUNG SHOU ROAD
TAIPEI 110, TAIWAN, R.O.C.
Facsimile:
Telephone:
Attention:

With a copy to
Chinatrust Commercial Bank, Ltd.
9F, NO.3, SUNG SHOU ROAD
TAIPEI 110, TAIWAN, R.O.C.
Facsimile:
Telephone:
Attention:

To the Collateral Agent:

Midsummer Ventures, L.P.
c/o Midsummer Capital
Address: 295 Madison Avenue, 38th Floor
 New York, NY 10017, USA
Attention: Alan Benaim and Alisa Butchkowski

with a copy to
(which shall not constitute notice to the Collateral Agent)
Feldman Weinstein & Smith LLP
420 Lexington Avenue, New Your, NY 10170, USA
Attention: Robert Charron, Esq.

8.7	Headings

Captions and article headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

8.8	Counterparts

This Agreement may be executed in any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.9	Governing Law and Dispute Resolution

8.9.1         This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by, and construed in accordance with, the laws of the ROC, without regard to the conflict of laws rules thereof.

8.9.2         The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the Taipei District Court, ROC.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers or representatives hereunto duly authorized, as of the day and year first above written.

SETTLORS/BENEFICIARIES

CELSIA TECHNOLOGIES, INC.

/s/ George A. Meyer IV
Name: George A. Meyer IV
Title: Chief Technology Officer
Address: 1395 Brickell Avenue, Suite 800, Miami, Florida 33131

CELSIA TECHNOLOGIES TAIWAN, INC.

/s/ George A. Meyer IV
Name: George A. Meyer IV
Title: Chairman
Address: No. 2, Heding Road, Jhongli City, Taoyuan County 320, Taiwan, ROC

TRUSTEE

CHINATRUST COMMERCIAL BANK, LTD.

By:	/s/ Chen Chiu-Wen
Name: Chen Chiu-Wen
Title: President